Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 4

TO

NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT (this “Amendment”) dated as of January 26, 2015, is entered into among Navistar Financial Securities Corporation, as the Seller (the “Seller”), Navistar Financial Corporation, as the Servicer (the “Servicer”), Deutsche Bank AG, New York Branch (“Deutsche Bank”), as a Managing Agent and as a Committed Purchaser, The Bank of Nova Scotia (“BNS”), as a Managing Agent and as a Committed Purchaser, Liberty Street Funding LLC (“Liberty Street”), as a Conduit Purchaser, Credit Suisse AG, New York Branch (“CS NYB”), as a Managing Agent, Credit Suisse AG, Cayman Islands Branch (“CS CIB”), as a Committed Purchaser, Alpine Securitization Corp. (“Alpine”), as a Conduit Purchaser, and Bank of America, National Association (“Bank of America”; together with Deutsche Bank, BNS, Liberty Street, CS NYB, CS CIB and Alpine, the “Purchaser Parties”), as Administrative Agent (in such capacity, the “Administrative Agent”), as a Managing Agent and as a Committed Purchaser. Capitalized terms used herein without definition shall have the meanings set forth or incorporated by reference in the Agreement, the Indenture or the Indenture Supplement, as applicable.

R E C I T A L S

A. The parties hereto (other than Deutsche Bank) are parties to that certain Note Purchase Agreement dated as of August 29, 2012 (as amended by Amendment No. 1 to Note Purchase Agreement dated as of March 18, 2013, Amendment No. 2 to Note Purchase Agreement dated as of September 13, 2013, and Amendment No. 3 to Note Purchase Agreement dated as of March 12, 2014, the “Agreement”).

B. The parties to the Agreement desire to extend the Scheduled Purchase Expiration Date to January 25, 2016.

C. Deutsche Bank desires to become a party to the Agreement.

D. With the consent of the parties hereto, effective as of the date of this Amendment, (i) the Issuing Entity desires to pay in full the amount owing with respect to the Series 2012-VFN held by the Liberty Street Purchaser Group and to reduce the Commitment of BNS to zero and (ii) BNS and Liberty Street shall cease to be parties to the Agreement.

E. Pursuant to Sections 2.04 and 11.01 of the Agreement, the parties to the Agreement desire to further amend the Agreement as hereafter set forth.

F. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Joinder of Deutsche Bank.

a.

Joinder. Effective as of the date hereof, Deutsche Bank is hereby made, and hereby becomes, a party to the Agreement as a Committed Purchaser and Managing Agent thereunder and accepts and assumes all the rights and obligations of a Committed Purchaser and Managing Agent thereunder, including, without limitation, its Commitment set forth on its signature page hereto. Deustche Bank shall deliver to the Seller an Investment Letter substantially in the form attached as Exhibit B to the Agreement on the date hereof.

b.	Incremental Funding by Deutsche Bank. The Servicer hereby requests that Deutsche Bank fund an Incremental Funding on the date hereof in principal amount of $43,750,000. Such Incremental Funding shall be funded solely by Deutsche Bank on the date hereof in accordance with the terms of the Agreement and upon satisfaction of all conditions precedent thereto specified in Section 2.03(b) of the Agreement (except that the parties agree to waive the requirement in Section 2.03(b)(vii)).

c.	Consents. The parties hereto hereby consent to (i) the joinder of Deutsche Bank subject to the terms set forth in clause (a) above, (ii) the creation and issuance by the Issuing Entity of additional Series 2012-VFN Notes in connection with the joinder of Deutsche Bank, (iii) the non-ratable Incremental Funding to be funded by Deutsche Bank as set forth in clause (b) above and (iv) the non-ratable payoff of BNS and Liberty Street as set forth in Section 2 below.

d.	Notices. Deutsche Bank’s addresses for communications and notices under the Agreement is set forth below, and Schedule I to the Agreement shall be amended to add the following notice address:

Deutsche Bank Purchaser Group:

Deutsche Bank AG, New York Branch

60 Wall Street

New York, New York 10005

Telephone: 212.250.4731

Facsimile: 212.797.5300

Attn: Mary Conners

All funding requests should be emailed to:

abs.conduits@db.com

robert.sheldon@db.com

joseph.mcelroy@db.com

leigh.poltrack@db.com

2. Termination of Liberty Street Purchaser Group.

a. Payoff Amount. Not later than 3:00 p.m. New York City time on the date hereof, the Issuing Entity shall pay (or caused to be paid) to BNS, as Managing Agent for the Liberty Street Purchaser Group, the following amounts with respect to the Series 2012-VFN held by BNS on behalf of the Liberty Street Purchaser Group:

Principal: $43,750,000

Accrued Series 2012-VFN Monthly Interest: $41,231.94

Accrued Non-Use Fees: $34,895.84

b. Termination. BNS and Liberty Street acknowledge and agree that the amounts described in Section 2(a) above (the “Payoff Amount”) constitute all amount due and owing to the Liberty Street Purchaser Group. Upon payment in full of the Payoff Amount to BNS by no later than 3:00 p.m. New York City time on the date hereof , the Commitment of BNS shall be reduced to zero, and BNS and Liberty Street shall cease to be parties to the Agreement.

c. Cancellation of Series 2012-VFN Note. On the date hereof, BNS shall deliver the Series 2012-VFN held by the Liberty Street Purchaser Group to the Indenture Trustee for cancellation.

3. Amendments to Agreement.

a. The definition of “Alternate Rate” in Section 1.01 of the Agreement is hereby amended by deleting the phrase “BNS Alternate Rate” where it appears therein and replacing it with the phrase “Deutsche Bank Alternate Rate”.

b. The definition of “Asset Purchase Agreement” in Section 1.01 of the Agreement is hereby amended by deleting the phrase “the Liberty Street Liquidity Asset Purchase Agreement,” where it appears therein.

c. The definition of “Bank of America Spread” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Bank of America Spread” shall be equal to the Program Rate for that portion of the Funded Amount held by Bank of America until such time as the CS Purchaser Group is funding all or any portion of the Funded Amount pursuant to the Alpine Liquidity Asset Purchase Agreement, in which event the Bank of America Spread shall be 2.75 % per annum.

d. The definition of “BNS Alternate Rate” in Section 1.01 of the Agreement is hereby deleted in its entirety.

e. The definition of “Committed Purchasers” in Section 1.01 of the Agreement is hereby amended by deleting the phrase “BNS” where it appears therein and replacing it with the phrase “Deutsche Bank”.

f. The definition of “Conduit Purchasers” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Conduit Purchasers” means Alpine and each of its permitted assigns that is a RIC.

g. The definition of “CS Spread” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“CS Spread” shall be equal to the Program Rate for that portion of the Funded Amount held by CS CIB until such time as the CS Purchaser Group is funding all or any portion of the Funded Amount pursuant to the Alpine Liquidity Asset Purchase Agreement, in which event the CS Spread shall be 2.75% per annum.

h. The following new defined terms and definitions thereof are hereby added to Section 1.01 of the Agreement in appropriate alphabetical order:

“Additional Increase Amount” is defined in Section 2.02(b) of this Agreement.

“Amendment No. 4 Effective Date” means January 26, 2015.

“CRR” shall mean the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013), as amended.

“Delayed Amount” is defined in Section 2.02(a) of this Agreement.

“Delayed Funding Date” is defined in Section 2.02(a) of this Agreement.

“Delayed Funding Notice” is defined in Section 2.02(a) of this Agreement.

“Delayed Funding Notice Date” is defined in Section 2.02(a) of this Agreement.

“Delayed Funding Reimbursement Amount” shall mean, with respect to any Delayed Amount of a Delaying Purchaser on the Delayed Funding Date for such Delayed Amount, an amount equal to the excess, if any, of (i) the portion of such Delayed Amount funded by the Non-Delaying Committed Purchasers and the Non-Delaying Purchaser Groups pursuant to Section 2.02(b) on the related Incremental Funding Date over (ii) such Delaying Purchaser Group’s proportionate share (based on the Commitments of the Committed Purchasers in each Delaying Purchaser Group relative to the sum of the Commitments of the

Committed Purchasers) of the portion of the total decreases in the Funded Amount as the result of a repayment of principal to the Non-Delaying Purchaser Groups in accordance with the Indenture Supplement during the period from and including the related Incremental Funding Date to but excluding the related Delayed Funding Date.

“Delayed Funding Shortfall Amount” shall mean, with respect to any Delayed Amount of a Delaying Purchaser on the Delayed Funding Date for such Delayed Amount, an amount equal to the excess, if any, of (i) the amount, if any, by which such Delayed Amount (after giving effect to any reduction thereof pursuant to Section 2.02(c) or (d)) exceeds the portion of such Delayed Amount funded by the Non-Delaying Committed Purchasers and the Non-Delaying Purchaser Groups pursuant to Section 2.02(b) on the related Incremental Funding Date over (ii) the total decreases in the Funded Amount as the result of a repayment of principal to such Delaying Purchaser during the period from and including the related Incremental Funding Date to but excluding the related Delayed Funding Date.

“Delaying Committed Purchaser” shall mean a Committed Purchaser that is a Delaying Purchaser.

“Delaying Purchaser” is defined in Section 2.02(a) of this Agreement.

“Delaying Purchaser Group” is defined in Section 2.02(a) of this Agreement.

“Designated Delay Funding Purchaser” shall mean, with respect to any calendar quarter, any Committed Purchaser who shall have delivered, or whose Managing Agent shall have delivered, to the Transferor and each Managing Agent not later than the first Business Day of such calendar quarter, a written certification to the effect that (a) it has incurred and is incurring charges under Basel III, or would incur charges as of such date under Basel III if it were not a Designated Delay Funding Purchaser hereunder, in respect of its Commitment or its Purchaser Percentage of the Funded Amount, based on its “liquidity coverage ratio” under Basel III, which may include external charges incurred by such Committed Purchaser or internal charges incurred by any business of such Committed Purchaser managing such Committed Purchaser’s Purchaser Percentage of the Funded Amount or its obligations hereunder, and (b) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby; provided, however, that a Committed Purchaser shall only be treated as a Designated Delay Funding Purchaser under this Agreement, beginning on the Amendment No. 4 Effective Date or on the first day of each three-month period commencing on and after May 1, 2015 if such Committed Purchaser (or its Managing Agent) delivers such written certification to the Transferor no later than the Amendment No. 4 Effective Date or the first day of such three-month period, as the case may be. For the avoidance of doubt, any Committed Purchaser that delivers a written certification in accordance with the preceding sentence shall remain a Designated Delay Funding Purchaser under this Agreement, without further action on the part of such Committed Purchaser, unless and until such Committed Purchaser delivers written notice to the Transferor of its decision to cease its treatment as a Designated Delay Funding Purchaser. If a Committed Purchaser that qualifies as a Designated Delay Funding Purchaser pursuant to the preceding sentence is a Conduit Purchaser, for so long as such Committed Purchaser continues to qualify as a Designated Delay Funding Purchaser, each other Purchaser in its Purchaser Group shall be deemed to qualify as a Designated Delay Funding Purchaser.

“Designated Delayed Funding Amount” is defined in Section 2.02(a) of this Agreement.

“Deutsche Bank” means Deutsche Bank AG, New York Branch.

“Deutsche Bank Alternate Rate” for any Fixed Period for any Funding Tranche funded by the Deutsche Bank Purchaser Group means an interest rate per annum equal to the Deutsche Bank Spread above the Eurodollar Rate for such Fixed Period; provided, however, that in the case of:

(i) any Fixed Period existing on or after the first day on which Deutsche Bank, in its capacity as Managing Agent for the Deutsche Bank Purchaser Group, shall have determined that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Deutsche Bank Purchaser Group to fund any Funding Tranche based on the Eurodollar Rate (and Deutsche Bank shall not have subsequently determined that such circumstances no longer exist),

(ii) any Fixed Period of one to (and including) 13 days,

(iii) any Fixed Period relating to a Funding Tranche which is less than $1,000,000, or

(iv) any Fixed Period with respect to which the Alternate Rate, for any reason, becomes applicable on notice to the Administrative Agent of less than three Business Days,

the “Deutsche Bank Alternate Rate” for each such Fixed Period shall be an interest rate per annum equal to the Corporate Base Rate in effect on each day of such Fixed Period. The “Deutsche Bank Alternate Rate” for any day on or after the occurrence of an Early Redemption Event shall be an interest rate equal to 3.25% per annum above the Corporate Base Rate in effect on such day.

“Deutsche Bank Purchaser Group” means Deutsche Bank, in its capacity as a Committed Purchaser hereunder and each permitted assignee thereof.

“Deutsche Bank Spread” shall be equal to the Program Rate for that portion of the Funded Amount held by Deutsche Bank until such time as the CS Purchaser Group is funding all or any portion of the Funded Amount pursuant to the Alpine Liquidity Asset Purchase Agreement, in which event the Deutsche Bank Spread shall be 2.75 % per annum.

“Non-Delaying Committed Purchaser” is defined in Section 2.02(b).

“Non-Delaying Purchaser Group” is defined in Section 2.02(b).

“Required Non-Delayed Funding Amount” shall mean, with respect to a Designated Delay Funding Purchaser and a proposed Incremental Funding Date, an amount equal to the excess, if any, of (a) an amount equal to 20% of such Designated Delay Funding Purchaser’s Commitment as of such proposed Incremental Funding Date over (b) the sum, with respect to such Designated Delay Funding Purchaser, of all Designated Delayed Funding Amounts funded by such Designated Delay Funding Purchaser on the Incremental Funding Dates for such Designated Delayed Funding Amounts during the thirty-five (35) day period ending on such proposed Incremental Funding Date.

“Risk Retention Requirements” shall mean (i) Articles 404-410 of the CRR, as supplemented by Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014 and Commission Implementing Regulation (EU) No 602/2014 of 4 June 2014; (ii) any guidelines or related documents published in relation thereto from time to time by the European Banking Authority (or successor agency or authority) and adopted by the European Commission; and (iii) to the extent informing the interpretation of clauses (i) and (ii) above, the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which as at the date hereof continue to apply to the CRR.

i. The definition of “Liberty Street Liquidity Asset Purchase Agreement” in Section 1.01 of the Agreement is hereby deleted in its entirety.

j. The definition of “Liquidity Purchaser” in Section 1.01 of the Agreement is hereby amended by deleting the phrase “a Liberty Street Purchaser,” in its entirety where it appears therein.

k. The definition of “Managing Agents” in Section 1.01 of the Agreement is hereby amended by deleting the phrase “BNS, in its capacity as a Managing Agent for the Liberty Street Purchaser Group” where it appears therein and replacing it with the phrase “Deutsche Bank, in its capacity as a Managing Agent for the Deutsche Bank Purchaser Group”.

l. The definition of “Purchaser Group” in Section 1.01 of the Agreement is hereby amended by deleting the phrase “the Liberty Street Purchaser Group” where it appears therein and replacing it with the phrase “the Deutsche Bank Purchaser Group”.

m. The definition of “Scheduled Purchase Expiration Date” in Section 1.01 of the Agreement is hereby amended to replace the date “March 12, 2015” set forth therein with the date “January 25, 2016”.

n. Section 2.02 of the Agreement is hereby amended in its entirety to read as follows:

“SECTION 2.02. Delayed Funding.

(a) Any Designated Delay Funding Purchaser (or its related Managing Agent) may, after the Transferor delivers a Notice of Incremental Funding pursuant to Section 2.03(a), deliver a written notice (a “Delayed Funding Notice”, and the date of such delivery, the “Delayed Funding Notice Date”) not later than 3:00 p.m., New York City time, on the date that is two (2) Business Days prior to the proposed Incremental Funding Date; provided that notwithstanding anything to the contrary contained in this Agreement, upon receipt of a Delayed Funding Notice, the remaining Designated Delayed Funding Purchasers (or their related Managing Agents) shall have until 12:00 p.m. New York City time on the following Business Day to deliver a Delayed Funding Notice for their respective Purchaser Groups. Each Delayed Funding Notice shall be delivered to the Transferor, with copies to the Servicer, the Administrative Agent and the Managing Agents for all other Purchaser Groups. Each Delayed Funding Notice shall indicate (A) the portion of the related Designated Delay Funding Purchaser’s share of the Incremental Funded Amount requested in such Notice of Incremental Funding which will be subject to delayed purchase (such amount, the “Designated Delayed Funding Amount”), (B) such Designated Delay Funding Purchaser’s Required Non-Delayed Funding Amount as of the proposed Incremental Funding Date and (C) if such Designated Delayed Funding Amount is greater than such Required Non-Delayed Funding Amount, specifying the portion, if any, of such excess (the “Delayed Amount” with respect to such Designated Delay Funding Purchaser and the related Incremental Funding Date) that it is electing to advance on a date (the date of such advance, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day (or if such day is not a Business Day, then on the next succeeding Business Day) following the date of such Notice of Incremental Funding rather than on the proposed Incremental Funding Date. A Designated Delay Funding Purchaser that delivers a Delayed Funding Notice specifying a Delayed Amount with respect to any Incremental Funding Date shall be referred to herein as a “Delaying Purchaser” with respect to such Incremental Funding Date, and any Purchaser Group containing a Delaying Purchaser shall be referred to as a “Delaying Purchaser Group” with respect to such Incremental Funding Date. By delivery of a Delayed Funding Notice, a Designated Delay Funding Purchaser shall be deemed to represent and warrant that the certifications previously provided to the Transferor by such Designated Delay Funding Purchaser (or its related Managing Agent) are true as of the Delayed Funding Notice Date.

(b) If there are one or more Delaying Purchasers or Delaying Purchaser Groups with respect to a Incremental Funding Date, the Servicer on behalf of the Transferor may, by no later than 4:00 p.m., New York City time, on the Business Day preceding such Incremental Funding Date, request each Committed Purchaser that is not a Delaying Purchaser with respect to such Incremental Funding Date (each, a “Non-Delaying Committed Purchaser”) and each Managing Agent (on behalf of the related Purchasers) for each Purchaser Group that is not a Delaying Purchaser Group with respect to such Incremental Funding Date (each, a “Non-Delaying Purchaser Group”) to purchase an additional portion of the Incremental Funded Amount requested on such Incremental Funding Date that is equal to such Non-Delaying Committed Purchaser’s or such Non-Delaying Purchaser Group’s, as applicable, proportionate share (based upon their respective Commitments relative to the sum of the respective Commitments of all Non-Delaying Committed Purchasers and all Non-Delaying Purchaser Groups with respect to such Incremental Funding Date) of the aggregate Delayed Amounts with respect to such Incremental Funding Date (each such Non-Delaying Committed Purchaser’s or Non-Delaying Purchaser Group’s additional portion of the related Incremental Funded Amount, the “Additional Increase Amount”). Subject to the fulfillment of the conditions set forth in Section 2.03 (determined in all cases as if the Delaying Purchasers and/or Delaying Purchaser Groups with respect to such Incremental Funding Date were purchasing their respective, aggregate Delayed Amounts with respect to such Incremental Funding Date on such date), (i) in the case of a Non-Delaying Committed Purchaser, such Non-Delaying Committed Purchaser shall purchase the related Additional Increase Amount on the related Incremental Funding Date, and (ii) in the case of a Non-Delaying Purchaser Group, the Conduit Purchaser(s) in such Non-Delaying Purchaser Group may purchase the related Additional Increase Amount on the related Incremental Funding Date or, if any such Conduit Purchaser(s) fails to purchase all or any portion of the related Additional Increase Amount on the related Incremental Funding Date, each Committed Purchaser in such Non-Delaying Purchaser Group shall purchase all or the remaining portion, as applicable, of the related Additional Increase Amount on the related Incremental Funding Date, in each case, subject to and in accordance with Section 2.03.

(c) If the additional amounts required to be purchased by the Non-Delaying Committed Purchasers and the Non-Delaying Purchaser Groups under Section 2.02(b) are not sufficient to provide the aggregate amount requested by the Transferor in the related Notice of Incremental Funding, the Transferor may, at its option, elect to reduce the requested Incremental Funded Amount by that portion of the requested amount which will not be purchased by the Non-Delaying Committed Purchasers and the Non-Delaying Purchaser Groups as Additional Increase Amounts by delivery to the Delaying Purchasers, the Non-Delaying Committed Purchasers and their respective Managing Agents of an updated

Notice of Incremental Funding. If the Transferor reduces the requested Incremental Funded Amount by delivering an updated Notice of Incremental Funding, subject to the fulfillment of the applicable conditions set forth in Section 2.03, the Non-Delaying Committed Purchasers and the Non-Delaying Purchaser Groups shall purchase the related Additional Increase Amounts (in all cases as recalculated following the delivery of the updated Notice of Incremental Funding) in the manner set forth under Section 2.02(b) on the Business Day following the delivery of such updated Notice of Incremental Funding. If the Transferor reduces the requested Incremental Funded Amount in an updated Notice of Incremental Funding, each Delaying Purchaser with respect to the related Incremental Funding Date shall automatically have (A) its related Designated Delayed Funding Amount decreased by the same percentage that the Incremental Funded Amount is decreased between the original Notice of Incremental Funding and the updated Notice of Incremental Funding and (B) its related Delayed Amount decreased to equal the amount, if any, by which such revised Designated Delayed Funding Amount is greater than such Designated Delay Funding Purchaser’s Required Non-Delayed Funding Amount with respect to such Incremental Funding Date. If the Transferor does not elect to reduce the requested Incremental Funded Amount by an amount such that the additional amounts required to be purchased by the Non-Delaying Committed Purchasers and the Non-Delaying Purchaser Groups under Section 2.02(b) are sufficient to provide the aggregate amount requested by the Transferor in the related Notice of Incremental Funding, then the excess of the Delayed Amounts with respect to the related Incremental Funding Date over the aggregate Additional Increase Amounts with respect to the related Incremental Funding Date will be treated as Delayed Funding Shortfall Amounts that will be subject to funding by the related Delaying Committed Purchasers or Delaying Purchaser Groups, as applicable, on the related Delayed Funding Date in the manner set forth in Section 2.02(d) below.

(d) Each Delaying Committed Purchaser and each Conduit Purchaser in a Delaying Purchaser Group with respect to a Incremental Funding Date agrees by delivering a Delayed Funding Notice specifying a Delayed Amount that, (i) if the conditions to purchase the Incremental Funded Amount requested on such Incremental Funding Date described in Section 2.03 were satisfied with respect to such Incremental Funding Date there shall be no other conditions whatsoever to its obligation to fund the Delayed Funding Reimbursement Amount with respect to such Delayed Amount on the related Delayed Funding Date and (ii) if the conditions to purchase the Incremental Funded Amount requested on such Incremental Funding Date described in Section 2.03 were satisfied with respect to such Incremental Funding Date and the conditions described in Section 2.02(h) are satisfied on the related Delayed Funding Date, there shall be no other conditions whatsoever to its obligation to fund the Delayed Funding Shortfall Amount with respect to such Delayed Amount on the related Delayed Funding Date, in all cases described in clauses (i) and (ii) of this Section 2.02(d) irrespective of whether the Scheduled Purchase Expiration Date for such Committed Purchaser shall have occurred or the Commitments shall have been terminated or deemed terminated prior to such Delayed Funding Date. In the case of a Delaying Purchaser Group, the Conduit Purchaser(s) in such Delaying Purchaser Group may purchase the related Additional Increase Amount on the related Delayed Funding Date or, if any such Conduit Purchaser(s) fails to purchase all or any portion of the related Delayed Amount on the related Delayed Funding Date, each Delaying Committed Purchaser in such Delaying Purchaser Group shall purchase all or the remaining portion, as applicable, of the related Delayed Amount on the related Delayed Funding Date, in each case, in accordance with Section 2.03. Notwithstanding any provision hereof to the contrary, the Transferor may at any time prior to the Delayed Funding Date revoke by written notice to the applicable Delaying Purchaser Group any Notice of Incremental Funding with respect to all or any portion of a Delayed Amount constituting a Delayed Funding Shortfall Amount and the related Delaying Committed Purchaser or Delaying Purchaser Group will not be entitled to any indemnification by the Transferor due solely to such revocation or reduction. On each Delayed Funding Date, the related Delaying Purchaser shall advance (A) the Delayed Funding Reimbursement Amount with respect to the related Delayed Amount by paying such amount in immediately available funds to the Managing Agent for each Non-Delaying Committed Purchaser and each Non-Delaying Purchaser Group, pro rata, based on the relative amount advanced by such Non-Delaying Committed Purchaser or such Non-Delaying Purchaser Group in respect of such Delayed Amount pursuant to Section 2.02(b) and as set forth in a flow of funds agreed to by the Servicer and the Administrative Agent and (B) the Delayed Funding Shortfall Amount with respect to such Delayed Amount by paying such amount in immediately available funds to the account specified in the Notice of Incremental Funding; provided that no advance of the Delayed Funding Shortfall Amount shall be made until the Delayed Funding Reimbursement Amount has been paid in full.

(e) The Transferor shall have the right after the receipt of a Delayed Funding Notice from a Delaying Committed Purchaser or a Delaying Purchaser Group with respect to any Incremental Funding Date, by written notice to such Delaying Committed Purchaser or Delaying Purchaser Group delivered prior to the applicable Delayed Funding Date, to terminate the Commitment of such Delaying Committed Purchaser or of the Conduit Purchaser(s) in such Delaying Purchaser Group and in the event of such termination, the Issuing Entity shall, at the Transferor’s option, either (i) prepay in full the Purchaser Percentage of the Funded Amount of such Delaying Committed Purchaser or of such Delaying Purchaser Group on or prior to such Delayed Funding Date, or (ii) elect to treat the Purchasers in the Delaying Purchaser Group as Non-Extending Purchasers for all purposes of this Agreement and the other Transaction Documents as of the related Delayed Funding Date and, beginning on the first Distribution Date following the Delayed Funding Date, repay the portion of the Funded Amount owing to such Delaying Purchaser Group pursuant to, and in accordance with, the Indenture Supplement; provided, however, that the failure of the Transferor to exercise such right with respect to any Delaying Purchaser Group shall not impair or otherwise affect the right of the Transferor to exercise such option with respect to any subsequent Delayed Funding Notice from such Delaying Purchaser Group.

(f) Any prepayment of the Purchaser Percentage of the Funded Amount of a Purchaser Group pursuant to Section 2.02(e)(i) above may be made by the Issuing Entity on a non-pro rata basis with respect to other Purchaser Groups. Notwithstanding anything to the contrary contained in Section 2.02(d), any Delaying Committed Purchaser or Delaying Purchaser Group that the Transferor has elected to prepay in full pursuant to Section 2.02(e) shall have no obligation to fund any further amounts hereunder.

(g) If the Transferor elects to treat the Purchasers in a Delaying Purchaser Group as Non-Extending Purchasers pursuant to Section 2.02(e)(ii) above, then (i) such Delayed Funding Date shall be deemed to be the Scheduled Purchase Expiration Date for such Delaying Purchasers and (ii) such Delaying Purchasers shall continue to be obligated to fund any amount required under Section 2.02(d) on the related Delayed Funding Date.

(h) The advance of a Delayed Funding Shortfall Amount on a Delayed Funding Date is subject to the condition precedent (and each advance of a Delayed Funding Shortfall Amount on a Delayed Funding Date shall constitute the Transferor’s representation and warranty that such condition precedent is satisfied as of the related Delayed Funding Date) that no Insolvency Event with respect to the Transferor or the Servicer shall have occurred as of such Delayed Funding Date.”

o. Section 2.05(b) of the Agreement is hereby amended in its entirety as follows:

“(b) [Reserved]”

p. The second sentence of Section 5.01(k) and the second sentence of Section 5.02(j) are each hereby deleted and shall in each case be replaced with the following:

“The Issuing Entity satisfies the requirements to rely on the exclusion from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity.”

q. Section 5.01 of the Agreement is hereby amended by adding the following new clause (m) immediately following existing clause (l) thereof:

“(m) NFC owns, and shall retain, in its capacity as an “originator” (as such term is defined in Article 4(13) of the CRR), directly or indirectly, 100% of the equity interests in the Transferor, and shall not sell or otherwise transfer or enter into any credit risk mitigation, short positions or any other hedge with respect to its ownership interest in the Transferor except as permitted under the Risk Retention

Requirements and NFC shall represent in each Servicer’s Certificate that it continues to own such material net economic interest in accordance with the Risk Retention Requirements. The Transferor (i) retains, and shall continue to retain a net economic interest of no less than 5% of the nominal value of the exposure in connection with the Dealer Notes, (ii) has not changed since the Amendment No. 4 Effective Date, and shall not change the manner in which it retains such net economic interest, except to the extent permitted under the Risk Retention Requirements, and (iii) has not entered into, and will not enter into, any credit risk mitigation, short positions or any other hedge with respect to such net economic interest, except to the permitted under the Risk Retention Requirements.”

r. Section 7.06(b) of the Agreement is hereby amended by adding the following phrase immediately prior to the end thereof:

“, including, without limitation, such other information reasonably available in order to assist them in complying with the requirements of Articles 406 and 409 of the CRR applicable to such Managing Agent or any Purchaser in such Managing Agent’s Purchaser Group investing in or assuming credit exposure in connection with the Series 2012-VFN Notes”

s. Section 11.04 of the Agreement is hereby amended by adding the following new clause (f) immediately following existing clause (e) thereof:

“(f) Notwithstanding any other provision of this Note Purchase Agreement to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Series 2012-VFN Note of such Purchaser and any rights to payment of capital and interest) under this Note Purchase Agreement and any other Series Document to a security trustee in connection with the funding by such Purchaser of its purchase of Series 2012-VFN Notes, without notice to or consent of the Transferor or the Administrative Agent or any other party; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.”

t. Exhibit A to the Agreement is hereby amended by deleting the reference to “Liberty Street Purchaser Group” and replacing it with the phrase “Deutsche Bank Purchaser Group”.

u. The Agreement is hereby amended by adding the Form of Delayed Funding Notice attached hereto as Exhibit D immediately following existing Exhibit C thereof.

v. In furtherance of the termination of the members of the Liberty Street Purchaser Group as parties to this Agreement, all other remaining references to “BNS”, “Liberty Street” and the “Liberty Street Purchaser Group” shall be deemed be of no further effect, and all provisions referencing such terminated parties shall be read to give effect to the termination contemplated by Section 2 of this Amendment.

4. Representations and Warranties. The Seller hereby represents and warrants to each of the Purchaser Parties that, after giving effect to this Amendment, no potential Early Redemption Event or Early Redemption Event has occurred and is now continuing, and NFC hereby represents and warrants to each of the Purchaser Parties that, after giving effect to this Amendment, no potential Early Redemption Event, Early Redemption Event or Servicer Termination Event has occurred and is now continuing.

5. Effect of Amendment. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller’s securitization program shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Conditions Precedent. The effectiveness of this Amendment is subject to (i) receipt (whether by e-mail, facsimile or otherwise) by the Administrative Agent of counterparts of this Amendment executed by each of the other parties hereto, (ii) receipt by the Administrative Agent of a certificate of the Seller and of the Servicer, each dated the date hereof, as to due execution, incumbency, good standing and other customary corporate matters, (iii) satisfaction of each of the conditions precedent described in Section 2.04 of the Agreement, (iv) receipt by each Managing Agent of opinions of counsel to the Seller and the Servicer, dated as of the date hereof, reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering (A) corporate and enforceability matters, and (B) Investment Company Act matters, in each case as the Managing Agents may reasonably request and addressed to each Managing Agent, (v) receipt by each Managing Agent of the applicable Amendment Fee pursuant to and in accordance with the Third Amended and Restated Fee Letter, dated as of the date hereof, and (vi) receipt by Deutsche Bank of legal opinions covering the matters set forth in the legal opinions delivered pursuant to Sections 4.04 and 4.05 of the Agreement on the Closing Date, or reliance letters with respect to the previously delivered opinions or, if applicable, opinion letters of more recent date covering substantially the same matters.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures commence on the following page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION,
as the Seller

By:	/s/ Mary Ellen Kummer
	Name:	Mary Ellen Kummer
	Title:	Vice President and Assistant Treasurer

NAVISTAR FINANCIAL CORPORATION, as the Servicer

By:	/s/ Mary Ellen Kummer
	Name:	Mary Ellen Kummer
	Title:	Vice President and Assistant Treasurer

[signatures continue on the following page]

S-1	Navistar Series 2012-VFN
Amendment No. 4 to Note Purchase Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ Adarsh Dhand
	Name:	Adarsh Dhand
	Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as the Managing Agent for the Bank of America Purchaser Group

By:	/s/ Adarsh Dhand
	Name:	Adarsh Dhand
	Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as the Committed Purchaser for the Bank of America Purchaser Group

By:	/s/ Adarsh Dhand
	Name:	Adarsh Dhand
	Title:	Vice President

[signatures continue on the following page]

S-2	Navistar Series 2012-VFN
Amendment No. 4 to Note Purchase Agreement

THE BANK OF NOVA SCOTIA,
as the Managing Agent for the Liberty Street Purchaser Group

By:	/s/ Paul J. Czach
	Name:	Paula J. Czach
	Title:	Managing Director

THE BANK OF NOVA SCOTIA, as the Committed Purchaser for the Liberty Street Purchaser Group

By:	/s/ Paul J. Czach
	Name:	Paula J. Czach
	Title:	Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for the Liberty Street Purchaser Group

By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

[signatures continue on the following page]

S-3	Navistar Series 2012-VFN
Amendment No. 4 to Note Purchase Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH,
as the Managing Agent for the Deutsche Bank Purchaser Group

By:	/s/ Colin Bennett
	Name:	Colin Bennett
	Title:	Director

By:	/s/ Joseph McElroy
	Name:	Joseph McElroy
	Title:	Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as the Committed Purchaser for the Deutsche Bank Purchaser Group

By:	/s/ Colin Bennett
	Name:	Colin Bennett
	Title:	Director

By:	/s/ Joseph McElroy
	Name:	Joseph McElroy
	Title:	Director

Commitment: $125,000,000

[signatures continue on the following page]

S-4	Navistar Series 2012-VFN
Amendment No. 4 to Note Purchase Agreement

CREDIT SUISSE AG, NEW YORK BRANCH, as the Managing Agent for the CS Purchaser Group			CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Committed Purchaser for the CS Purchaser Group

By:	/s/ Jason Muncy		By:	/s/ Jason Muncy
	Name:	Jason Muncy		Name:	Jason Muncy
	Title:	Vice President		Title:	Authorized Signatory

By:	/s/ Oliver Nisenson		By:	/s/ Oliver Nisenson
	Name:	Oliver Nisenson		Name:	Oliver Nisenson
	Title:	Director		Title:	Authorized Signatory

ALPINE SECURITIZATION CORP., as a Conduit Purchaser for the CS Purchaser Group

By:	Credit Suisse AG, New York Branch, as its administrative agent

By:	/s/ Jason Muncy
	Name:	Jason Muncy
	Title:	Vice President

By:	/s/ Oliver Nisenson
	Name:	Oliver Nisenson
	Title:	Director

S-5	Navistar Series 2012-VFN
Amendment No. 4 to Note Purchase Agreement

EXHIBIT D

[Form of Notice of Designated Delay Funding Purchaser]

             , 201[  ]

Navistar Financial Securities Corporation

425 N. Martingale Road

Schaumburg, Illinois 60173

Attention: Vice President & Treasurer

cc:	General Counsel

Re:	Notice of Designated Delay Funding Purchaser

Reference is made to that certain Note Purchase Agreement, dated as of August 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Navistar Financial Securities Corporation (the “Transferor”), Navistar Financial Corporation and the Purchasers, Managing Agents and Administrative Agent named therein. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement.

[                    ], as Managing Agent for the [                    ] Purchaser Group, hereby notifies the Transferor that each Committed Purchaser included in such Purchaser Group (i) has incurred and is incurring charges under Basel III, or would incur charges as of such date under Basel III if it were not a Designated Delay Funding Purchaser under the Agreement, in respect of its Commitment or its Purchaser Percentage of the Funded Amount, based on its “liquidity coverage ratio” under Basel III, which may include external charges incurred by such Committed Purchaser or internal charges incurred by any business of such Committed Purchaser managing such Committed Purchaser’s Purchaser Percentage of the Funded Amount or its obligations under the Agreement, and (ii) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby.

From and after the date hereof, each Committed Purchaser in the [                    ] Purchaser Group, shall be a Designated Delay Funding Purchaser for all purposes under the Agreement.

Sincerely,

[ ], as the Managing Agent for the [ ] Purchaser Group

By:
Name:
Title:

Exhibit D-1